UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

          COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

400 Coeur d'Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d'Alene, Idaho	(Zip Code)
Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

                                        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On February 24, 2006, management of Coeur d’Alene Mines Corporation (“Company”) determined that a filing on Form 8-K should be made to disclose that as a result of the Company’s inadvertent under-reporting of the quantity of ore tons delivered to the Rochester Leach Pad for financial reporting purposes for the quarter ended March 31, 2005, the quarter-ended inventory was understated, production costs applicable to sales were overstated and the net loss for the quarter was overstated by approximately $625,000. As a result of that adjustment, the net loss from continuing operations for the quarter ended March 31, 2005 has been reduced from $1,770,000, or $0.01 per share, to $1,145,000, or $0.00 per share. Accordingly, the interim financial statements previously set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 should no longer be relied upon. Restated financial data for the quarter ended March 31,2005 will be included in the appropriate footnote to the Company’s financial statements for the year ended December 31, 2005, which is required to be filed by the Company with the Commission on or before March 16, 2006.

        The Company’s management and audit committee discussed with its independent accountants, KPMG LLP, the matters disclosed in this filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)

Dated: March 2, 2006	By: /s/ James A. Sabala
James A. Sabala
Executive Vice President and Chief Financial Officer

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